EXECUTION COPY

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 2, 2004 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of April 22, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among EXTENDICARE HOLDINGS, INC., a Wisconsin corporation (“Holdings”), EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, US BANK, NATIONAL ASSOCIATION, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, RESIDENTIAL FUNDING CORPORATION and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make and have made loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to a purchase agreement (the “Purchase Agreement”) to be entered into among Holdings, the Borrower and Assisted Living Concepts, Inc., a Delaware corporation (“Assisted Living”), the Borrower intends to agreed to acquire all of the outstanding Capital Stock of Assisted Living in exchange for consideration consisting of approximately $140,000,000 in cash and the assumption of certain indebtedness of Assisted Living in an aggregate principal amount of up to approximately $155,000,000;

WHEREAS, Holdings and the Borrower have requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.AMENDMENTS TO THE CREDIT AGREEMENT.

2.1	Amendments to Section 1.1 of the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“First Amendment”: the amendment to this Agreement dated as of November 2, 2004.

“First Amendment Commitment Increase Effective Date”: the date on which the conditions set forth in Section 4.1(b) of the First Amendment are waived or satisfied.

“First Amendment Effective Date”: the date on which the conditions set forth in Section 4.1(a) of the First Amendment are waived or satisfied.

“First Amendment Pricing Change Effective Date”: the date on which the conditions set forth in Section 4.1(c) of the First Amendment are waived or satisfied.

“Lender Consent Letter”: as defined in Section 4.1(a) of the First Amendment.

“New Lender Supplement”: as defined in Section 4.1(b) of the First Amendment.

(b) The definition of “Revolving Credit Commitment” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“The aggregate amount of the Total Revolving Credit Commitments as of the First Amendment Commitment Increase Effective Date is $     [not in excess of $200,000,000].”

2.2 Amendment to Section 2.1 of the Credit Agreement. Section 2.1 of the Credit Agreement is hereby amended by adding at the end thereof the following new paragraph (d):

“(d) On the First Amendment Commitment Increase Effective Date, (i) each Lender shall make or increase the amount of its Revolving Credit Commitment in the manner and by the amount, if any, set forth in such Lender’s Lender Consent Letter or New Lender Supplement, as applicable and (ii) the Borrower shall make such borrowings and repayments of Revolving Credit Loans such that, after giving effect thereto, the percentage of the Total Revolving Extensions of Credit held by each Lender will equal (as nearly as shall be practicable) the Revolving Credit Percentage of such Lender. In the event that the any repayment made pursuant to clause (ii) of the preceding sentence shall result in any Eurodollar Loans being repaid on a date other than the last day of an Interest Period applicable thereto, Borrower shall pay any amounts owing to any Lender pursuant to Section 2.16 as a result of such payment.”

2.3 Amendment to Annex A (Pricing Grid). Annex A to the Credit Agreement is hereby amended by deleting Annex A in its entirety and substituting in lieu thereof the pricing grid attached to this First Amendment as Exhibit A.

2.4 Amendment to Disclosure Schedules. The schedules to the Credit Agreement are hereby amended by inserting as new Schedule 7.2(i) thereto the schedule attached to this First Amendment as Exhibit B.

2.5 Amendment to Section 7.2 of the Credit Agreement. Section 7.2(i) of the Credit Agreement is hereby amended by deleting clause (i) in its entirety and substituting the following in lieu thereof:

“(i) Indebtedness listed on Schedule 7.2(i) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof); and”.

2.6 Amendment to Section 7.3 of the Credit Agreement. Section 7.3(j) of the Credit Agreement is hereby amended by deleting clause (j) in its entirety and substituting the following in lieu thereof:

“(j) Liens in existence on the First Amendment Effective Date securing Indebtedness permitted by Section 7.2(i), provided that no such Lien is spread to cover any additional Property after the First Amendment Effective Date and that the amount of Indebtedness secured thereby is not increased;”.

SECTION 3. OPTION TO BORROW TERM LOANS. The Lenders hereby agree that the Borrower may at any time add one or more term loan facilities to the Credit Agreement in an aggregate principal amount which, together with the aggregate principal amount of the Revolving Credit Commitments then in effect, does not exceed $250,000,000. In the event that the Borrower wishes to borrow, and one or more banks, financial institutions or entities reasonably acceptable to the Administrative Agent is willing to provide, such term loans, the Lenders agree to enter into any amendments and modifications to the Credit Agreement which are necessary to establish the terms and conditions applicable to such term loans and otherwise approved by the Required Lenders. No Lender shall have any obligation to participate in any term loans to be made in accordance with this Section unless it agrees to do so in its sole discretion.

SECTION 4. CONDITIONS PRECEDENT; CONDITION SUBSEQUENT.

4.1 Effectiveness of the Amendment. The amendments to the Credit Agreement described in this First Amendment shall become effective as follows:

(a) All amendments to the Credit Agreement described herein (other than the amendments described in Section 2.1(a) hereof with respect to the definitions “Lender Consent Letter” and “New Lender Supplement” and in Section 2.1(b), 2.2 and 2.3 hereof) shall become effective on and as of the date (the “First Amendment Effective Date”) on which:

(i) the Administrative Agent shall have received (A) an executed counterpart of this Amendment, duly executed and delivered by a duly authorized officer of each of Holdings and the Borrower, (B) Lender Consent Letters (or facsimile transmissions thereof), substantially in the form of Exhibit C hereto (“Lender Consent Letters”), executed by the Required Lenders and (C) an Acknowledgement and Consent, substantially in the form of Exhibit D hereto, executed by each Loan Party other than the Borrower;

(ii) the Borrower shall have acquired Assisted Living pursuant to the Purchase Agreement, and no provision of the Purchase Agreement shall have been waived, amended, supplemented or otherwise modified in a manner materially adverse to the Lenders without the consent of the Administrative Agent. All governmental and material third party approvals necessary in connection with such acquisition and the continuing operations of Holdings and its Subsidiaries (including any new Subsidiaries acquired by the Borrower pursuant to the Purchase Agreement) and in connection with the financing related thereto shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on such acquisition or the related financing;

(iii) the Borrower shall have paid to each Lender executing a Lender Consent Letter with respect to this First Amendment on or prior to 5:00 pm, New York City time, on November 2, 2004 an amendment fee equal to 0.125% of the aggregate of such Lender’s Revolving Credit Commitment (without giving effect to any increase in such Lender’s Revolving Credit Commitment effected pursuant to Section 2.2 hereof); and

(iv) the Borrower shall have paid all fees required to be paid, and all expenses for which invoices have been presented, relating to the preparation and delivery of this Amendment and the transactions contemplated hereby (including fees, disbursements and other charges of counsel to the Administrative Agent).

(b) The amendments to the Credit Agreement described in Section 2.1(a) hereof with respect to the definitions “Lender Consent Letter” and “New Lender Supplement” and in Section 2.1(b) and 2.2 hereof shall become effective on and as of the date (the “First Amendment Commitment Increase Effective Date”) on which:

(i) the First Amendment Effective Date shall have occurred (or shall occur contemporaneously with the occurrence to the First Amendment Commitment Increase Effective Date);

(ii) the Administrative Agent shall have received (A) an executed Lender Consent Letter (or a facsimile transmission thereof) from each Lender electing to increase its existing Revolving Credit Commitment, specifying the amount of such Lender’s increase and (B) an executed New Lender Supplement (or facsimile transmissions thereof), substantially in the form of Exhibit F hereto (a “New Lender Supplement”), from each institution electing to become a Lender hereunder and to provide a Revolving Credit Commitment;

(iii) the Administrative Agent shall have received, or shall be reasonably satisfied that it shall receive within 30 days after the First Amendment Commitment Increase Effective Date, (A) such executed amendments to the existing Mortgages as are necessary to cause such Mortgages to continue to secure the Obligations to the same extent, and with the same priority, as such Mortgages secured the Obligations of the Borrower and its Affiliates under the Credit Agreement immediately prior to the First Amendment Commitment Increase Effective Date, and (B) in respect of each of the existing mortgagee title insurance policies an endorsement from the issuing title insurance company which shall (i) insure that the Mortgage insured thereby (as amended) shall continue to be a valid first Lien on the Mortgaged Property encumbered thereby as of the effective date of such existing mortgagee title insurance policy, to the same extent and with the same priority as such existing mortgagee title insurance policy insured the existing Mortgage, (ii) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; and (iii) be in form and substance reasonably satisfactory to the Administrative Agent;

(iv) the Administrative Agent shall have received a legal opinion from Foley & Lardner, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent; and

(v) the Administrative Agent shall have received an executed officer certificate, substantially in the form of Exhibit E hereto, from the Borrower.

(c) The amendments to the Credit Agreement described in Section 2.3 hereof shall become effective on and as of the date (the “First Amendment Pricing Change Effective Date”) on which:

(i) the First Amendment Effective Date and the First Amendment Commitment Increase Effective Date shall have occurred (or shall occur contemporaneously with the occurrence to the First Amendment Pricing Change Effective Date); and

(ii) the Administrative Agent shall have received (A) an executed Lender Consent Letter (or a facsimile transmission thereof) from each Lender, specifying that such Lender consents to the amendments to the pricing change effected by Section 2.3 hereof.

4.2 Delivery of Mortgage Amendments and Title Insurance Endorsements. The Borrower agrees that any amendments to the Mortgages and endorsements to title insurance policies required to be delivered by the Borrower pursuant to Section 4.1(b) (iii) of this Amendment that are not delivered on or before the First Amendment Commitment Increase Effective Date shall be delivered to the Administrative Agent within 30 days after the First Amendment Commitment Increase Effective Date; and the Borrower agrees that any failure to make such deliveries within 30 days after the First Amendment Commitment Increase Effective Date shall constitute an Event of Default.

SECTION 5. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, (a) each of Holdings and the Borrower certifies that no Default or Event of Default has occurred and is continuing and (b) each of Holdings and the Borrower confirms, reaffirms and restates that the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the date on which any amendment described herein becomes effective in accordance with the terms hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement after giving effect to such amendment. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 8. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

EXTENDICARE HOLDINGS, INC.

By: /s/ Richard L. Bertrand

Name: Richard L. Bertrand Title: Senior Vice President and Chief Financial Officer

EXTENDICARE HEALTH SERVICES, INC.

By: /s/ Richard L. Bertrand

Name: Richard L. Bertrand Title: Senior Vice President and Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By: /s/ Tesha Spann

Name: Tesha Spann

Title: Authorized Signatory